Exhibit 5.2

March 2, 2009

KKR Financial Holdings LLC

555 California Street, 50th Floor

San Francisco, California 94104

Re:	KKR Financial Holdings LLC
Post-Effective Amendment No. 2 to Form S-3

Ladies and Gentlemen:

I refer to Post-Effective Amendment No. 2 (the “Post-Effective Amendment”)  being filed by KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to amend the Registration Statement on Form S-3 (No. 333-143451), filed on June 1, 2007 and amended by Post-Effective Amendment No. 1 filed on August 29, 2007 (such registration statement, as so amended by Post-Effective Amendment No. 1 and the Post-Effective Amendment, the “Registration Statement”), relating to the registration of $500 million aggregate amount of: (i) common shares, no par value (the “Common Shares”); (ii) preferred shares, no par value (the “Preferred Shares”); (iii) depositary shares representing fractional interests in Preferred Shares (the “Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”); (iv) debt securities of the Company (the “Debt Securities”); (v) warrants to purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities (the “Warrants”); (vi) subscription rights to purchase Common Shares, Preferred Shares, Depositary Shares or Debt Securities (the “Subscription Rights”); (vii) share purchase contracts (the “Share Purchase Contracts”); (viii) share purchase units (the “Share Purchase Units”); and (ix) guarantees by the following wholly owned subsidiaries of the Company:  KKR Financial Holdings, Inc., a Delaware corporation, KKR Financial Holdings II, LLC, a Delaware limited liability company, KKR Financial Holdings III, LLC, a Delaware limited liability company and KKR Financial Holdings IV, LLC, a Delaware limited liability company (collectively, the “Subsidiary Guarantors”) of the Debt Securities (the “Guarantees” and, together with the Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Share Purchase Contracts and Share Purchase Units, the “Securities”).  The Debt Securities will be issued pursuant to one or more indentures (each, an “Indenture”), each between the Company and a trustee named therein, and, to the extent that any series of Debt Securities is guaranteed by any of the Subsidiary Guarantors, the Subsidiary Guarantors issuing such Guarantees.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed below, I have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith.  I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself to such matters of fact, as I have considered relevant and necessary as a basis for this letter.  I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination.

Based on the foregoing, and subject to the qualifications and limitations set forth below, I am of the opinion that:

1.             The Depositary Receipts will entitle the holders thereof to the rights specified in the Depositary Receipts and the deposit agreement relating to the Depositary Shares when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Receipts relating to the Depositary Shares and the series of Preferred Shares underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a deposit agreement relating to such Depositary Shares (a “Deposit Agreement”) shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred share depositary named in the Deposit Agreement; (iv) the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Amended and Restated Operating Agreement of the Company (the “Operating Agreement”) establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Shares underlying the Depositary Shares and authorizing the issuance and sale of such series of Preferred Shares; (v) the Company shall have made a Share Designation (as defined and in conformity with the Operating Agreement) to include the series of Preferred Shares underlying the Depositary Shares in conformity with such final resolutions; (vi) if certificated, certificates representing such series of Preferred Shares shall have been duly executed, countersigned and registered and duly delivered to the preferred share depositary; and (vii) the Depositary Receipts shall have been duly executed and delivered by the preferred share depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

2.             Each series of Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Indenture related to such series of Debt Securities and any related supplemental indenture or officers’ certificate have been duly authorized, executed and delivered by the Company and a trustee duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”); (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Operating Agreement authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the related Indenture; (v) the terms of such series of Debt Securities shall have been established and approved in accordance with resolutions adopted by the Board or a duly authorized committee thereof, as contemplated by the Registration Statement and the related Indenture; and

(vi) certificates evidencing such series of Debt Securities shall have been duly executed by the Company and authenticated by the applicable trustee as provided in the related Indenture and such final resolutions and have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

3.             Each issue of Warrants will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Shares, series of Preferred Shares or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Operating Agreement authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants and the Common Shares, series of Preferred Shares or Debt Securities issuable upon exercise of such Warrants; (v) if such Warrants are exercisable for Preferred Shares:  (A) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Operating Agreement establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Shares and authorizing the issuance and sale of such series of Preferred Shares issuable upon exercise of the Warrants, and (B) the Company shall made a Share Designation in conformity with the Operating Agreement to include authorization of the series of Preferred Shares issuance upon exercise of the Warrants in conformity with such final resolutions; (vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 2 above have been taken; and (vii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such final resolutions and shall have been delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

4.             The Subscription Rights will be binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Subscription Rights and the Common Shares, series of Preferred Shares or Debt Securities issuable upon exercise of such Subscription Rights shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Operating Agreement authorizing the execution, delivery, issuance and sale of such Subscription Rights and the delivery, issuance and sale of the Common Shares, series of Preferred Shares or Debt Securities, as the case may be, issuable upon exercise of such Subscription Rights; (iv) if such Subscription Rights relate to the issuance and sale of Preferred Shares, the actions described in paragraph 3, clause (v) above have been taken; and (v) if such Subscription Rights relate to issuance and sale of Debt Securities, the actions described in paragraph 2 have been taken.

5.             The Share Purchase Contracts will be binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Share Purchase Contracts and the Common Shares issuable in connection therewith shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Share Purchase Contracts shall have been duly authorized, executed and delivered by the parties thereto; and (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Operating Agreement authorizing the execution, delivery, issuance and sale of such Share Purchase Contracts and the Common Shares issuable in connection therewith.

6.             The Share Purchase Units will be binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the actions described in paragraph 5 have been taken; (ii) a prospectus supplement with respect to the Share Purchase Units and the related Common Shares, series of Preferred Shares or Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Share Purchase Units shall have been duly authorized, executed and delivered by the parties thereto; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Operating Agreement authorizing the execution, delivery, issuance and sale of such Share Purchase Units and the delivery, issuance and sale of related Common Shares, series of Preferred Shares or Debt Securities; and (v) if such Share Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 2 above have been taken.

7.             The Guarantees will constitute legally valid and binding obligations of the Subsidiary Guarantors enforceable against each such Subsidiary Guarantor in accordance with its terms when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Guarantee and the series of Debt Securities subject to the Guarantee shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Indenture related to the series of Debt Securities subject to such Guarantee and any related supplemental indenture or officers’ certificate have been duly authorized, executed and delivered by the Company, a trustee duly qualified under the 1939 Act and the Subsidiary Guarantor issuing such Guarantee; (iv) the board of directors of each Subsidiary Guarantor or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the limited liability company agreement or certificate of incorporation and by-laws, as the case may be, of such Subsidiary Guarantor authorizing the execution and delivery of the Indenture by such Subsidiary Guarantor and any notation by such Subsidiary Guarantor to any certificates evidencing the series of Debt Securities subject to such Guarantee; and (v) the actions described in paragraph 2 have been taken.

The opinions in paragraphs 1 through 7 above are qualified to the extent that the enforcement of the Depositary Shares and related Deposit Agreement, the Debt Securities and related Indenture and Guarantees, if any, the Warrants and related Warrant Agreement, the Subscription Rights, the Share Purchase Contracts and the Share Purchase Units may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Debt Securities or Guarantees denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

For the purposes of this letter, I have assumed that, at the time of the issuance, sale and delivery of the Securities: (i) any Securities being offered will be issued and sold as contemplated in the Post-Effective Amendment or the prospectus supplement or free writing prospectus relating thereto; (ii) the terms of any Security (other than Common Shares) will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and the underlying Preferred Shares and the related Depositary Agreement will be expressly as contemplated in the prospectus supplement relating thereto and any related free writing prospectus; (v) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be expressly as contemplated in the prospectus supplement relating thereto and any related free writing prospectus; (vi) the Operating Agreement of the Company, as currently in effect, will not have been modified or amended (other than to the extent necessary to establish the terms of the Preferred Shares) and will be in full force and effect; and (vii) the limited liability company agreement or certificate of incorporation and by-laws, as the case may be, of the Subsidiary Guarantors, as currently in effect, will not have been modified or amended and will be in full force and effect.  I have further assumed that each Warrant Agreement, each Deposit Agreement, each Subscription Right, each Share Purchase Contract, each Share Purchase Unit, each Indenture and each Guarantee will be governed by the laws of the State of New York.  With respect to any instrument or agreement executed or to be executed by any party, I have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

This letter is limited to the laws of the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  To the extent that any matters covered by the foregoing opinions may involve the laws of the State of Delaware, other than the General Corporation Law of the State of Delaware, I have not made an independent investigation of such laws but have relied exclusively on the opinion letter of Richards, Layton and Finger, P.A. dated of even date herewith, subject to the assumptions, exceptions, qualifications and limitations expressed therein.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Andrew J. Sossen

Andrew J. Sossen
General Counsel and Secretary